Irrevocable Proxy


         The undersigned stockholders of ATEC Group, Inc., a Delaware corporation (the "Company"), hereby irrevocably appoint Applied Digital Solutions, Inc., a Missouri corporation (the "Purchaser"), and any officer of the Purchaser, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and re-substitution, to the full extent of the undersigned's rights, within the limitations of this proxy, with respect to shares of Common Stock, par value $0.01 per share, of the Company, and any other securities of the Company, owned of record or beneficially by the undersigned (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Stock Purchase Agreement dated as of October ___, 2000 (the "Purchase Agreement"), among the Purchaser and the undersigned, shall be consummated or terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares of securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

         This proxy is irrevocable (to the extent permitted under the General Corporation Law of the State of Delaware), and coupled with an interest and is granted in consideration of the Purchaser entering into the Purchase Agreement with the undersigned. The attorneys and proxies named above will be empowered at any time prior to such consummation or termination of the Purchase Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned as such designees, or any of them, in their or its sole discretion, deem proper in respect of any annual, special, or adjourned meeting of the Company's stockholders, or any written consent in lieu of such a meeting or otherwise, on any matter properly to come before the stockholders of the Company. By executing this proxy appointment, the undersigned hereby waive notice of the holding of any meeting covered hereby.

         The undersigned will, upon request, execute and deliver any additional documents deemed by the above named attorneys and proxies to be necessary or desirable to effect the irrevocable proxy created hereby.

         Any obligations of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This proxy is irrevocable.

Dated:  October 31, 2000
                                                   /s/ Surinder Rametra
                                                 -------------------------------
                                                 Surinder Rametra, Individually

                                                   /s/ Nirmala Rametra
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                                                 Nirmala Rametra, Individually